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                                                                  EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 22, 1996 (except with respect to the matters discussed in Note 15, as to which the date is October 30, 1997) (and to all references to our
Firm) included in or made a part of this registration statement (Registration
Statement File No.     ).

                                          ARTHUR ANDERSEN LLP

San Jose, California
November 17, 1997